EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-267865 on Form S-3 of our report dated February 24, 2023 relating to the financial statements of Nevada Power Company appearing in this Annual Report on Form 10-K.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada
February 24, 2023